Exhibit 5.1

November 16, 2021

Peloton Interactive, Inc.

441 Ninth Avenue, Sixth Floor

New York, New York 10001

Re:	Peloton Interactive, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3, as amended (the “Registration Statement”), of Peloton Interactive, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, of shares of the Company’s common stock, par value $0.000025 per share (the “Common Stock”).

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of such documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinion set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

We have assumed without independent investigation that:

(i) at the time any shares of Common Stock are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

November 16, 2021

(ii) at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the shares of Common Stock offered thereby and all related documentation and will comply with all applicable laws;

(iii) all shares of Common Stock will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;

(iv) at the Relevant Time, all corporate or other action required to be taken by the Company to duly authorize each proposed issuance of Common Stock and any related documentation (including the execution (in the case of certificated Common Stock), delivery and performance of the Common Stock and any documentation referred to below) shall have been duly completed and shall remain in full force and effect;

(v) upon issuance of any Common Stock, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its restated certificate of incorporation and other relevant documents; and

(vi) at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Common Stock offered or issued will have been duly authorized by all necessary corporate or other action of the Company and duly executed and delivered by the Company and the other parties thereto.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that, when such shares of Common Stock have been duly executed (in the case of certificated shares) and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, which consideration, on a per-share basis, shall not be less than the par value of the Common Stock, such shares of Common Stock will be validly issued, fully paid and non-assessable.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the Delaware General Corporation Law. This opinion is limited to the effect of the current state of the Delaware General Corporation Law and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

You have informed us that you intend to issue shares of Common Stock from time to time on a delayed or continuous basis, and we understand that prior to issuing any Common Stock pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such shares of Common Stock are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

November 16, 2021

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP